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                                                                     EXHIBIT 5.1

                                BAKER & MCKENZIE




                                  May 28, 1998

AVTEAM, Inc.
3230 Executive Way
Miramar, Florida 33025

Gentlemen:

    AVTEAM, Inc., a Florida corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the registration by the Company of 2,360,722 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company pursuant to certain Registration Rights Agreements (the "Registration Rights Agreements") dated as of May 6, 1998 between the Company and each of (i) The Equitable Life Assurance Society of the United States Separate Account No. 3, (ii) the Baron Asset Fund, (iii) the Baron Small Cap Fund and (iv) Credit Suisse First Boston Corporation (collectively, the "Registering Shareholders"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

    In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Articles of Incorporation, as amended, and the bylaws, as amended; (ii) resolutions of the Company's Board of Directors authorizing the registration of the Class A Common Stock to be registered by the Company on behalf of the Registering Shareholders; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

    Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Class A Common Stock to be registered by the Company pursuant to the Registration Statement on behalf of the Registering Shareholders has been duly and validly authorized and issued and is fully paid and non-assessable.

    Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.



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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



Sincerely,

BAKER & MCKENZIE



By: /s/ Andrew Hulsh
    -----------------------------
            Andrew Hulsh



















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